Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
July 30, 2008
COGDELL SPENCER INC. REPORTS
SECOND QUARTER 2008 FINANCIAL RESULTS
Charlotte, N.C. (July 30, 2008) - Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides advanced planning and design-build services for the medical profession, today announced financial results for the quarter ended June 30, 2008.
Second Quarter 2008 Results
Cogdell Spencer Inc. reports Funds from Operations Modified (FFOM) per share and operating partnership unit of $0.30, Funds from Operations (FFO) per share and operating partnership unit of $0.20, and net income (loss) per share of ($0.12) for the three months ended June 30, 2008.
FFOM for the three months ended June 30, 2008 was $7.3 million, or $0.30 per share and operating partnership unit, basic and diluted. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. FFO for the three months ended June 30, 2008 was $4.8 million, or $0.20 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 24,347,634 and 24,486,032, respectively, for the three months ended June, 2008.
Net income (loss) was ($1.8 million) for the three months ended June 30, 2008, or ($0.12) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 15,392,983 for the three months ended June 30, 2008.
As of June 30, 2008, the Company’s portfolio consisted of 62 consolidated wholly-owned and joint venture properties and three unconsolidated joint venture properties, comprising a total of approximately 3.3 million square feet. The overall percentage of leased space at the Company’s in-service, consolidated properties as of June 30, 2008, was 92.5%. In addition, the Company manages 51 properties for third party clients totaling approximately 2.2 million square feet.

Results for the Six Months Ended June 30, 2008
FFOM for the six months ended June 30, 2008 was $13.1 million, or $0.59 per share and operating partnership unit, basic and diluted. FFO for the six months ended June 30, 2008 was $9.9 million, or $0.45 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 22,159,621 and 22,234,469, respectively, for the six months ended June 30, 2008.
Net income (loss) was ($3.6 million) for the six months ended June 30, 2008, or ($0.24) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 14,878,718 for the six months ended June 30, 2008.
Dividend
On June 13, 2008, Cogdell Spencer Inc. announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on July 21, 2008 to stockholders of record on June 25, 2008. The dividend covers the second quarter of 2008.
Outlook
Cogdell Spencer Inc.’s management expects that FFOM per share and operating partnership unit for the year ending December 31, 2008 will be between $1.20 and $1.24 and expects that FFO per share and operating partnership unit will be between $0.86 and $0.90. A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2008 is below:

	Guidance Range for the
	Year Ending December 31, 2008
	Low		High
(In thousands, except per share and operating partnership unit data)
Net loss before minority interests in Operating Partnership	$(6,900)	- -	$(5,900)

Plus real estate related depreciation and amortization	27,500	- -	27,500

Funds from Operations (FFO)	20,600	- -	21,600

Plus amortization of intangibles related to purchase accounting, net of income tax benefit	8,150	- -	8,150

Funds from Operations Modified (FFOM)	$28,750	- -	$29,750

FFO per share and unit — diluted	$0.86	- -	$0.90
FFOM per share and unit — diluted	$1.20	- -	$1.24

Weighted average shares and units outstanding — diluted	24,000	- -	24,000
Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three and six months ended June 30, 2008. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Second Quarter 2008 Conference Call on Thursday, July 31, 2008 at 10:00 a.m. (Eastern Daylight Time). The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q2 2008 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.
A playback will be available until August 7, 2008. To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 421319. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q2 2008 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust (“REIT”) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. On March 10, 2008, the Company merged with Marshall Erdman & Associates, Inc. Erdman is a market-leading provider of design-build healthcare facilities throughout the United States of America. Erdman’s service offerings include advanced planning, architecture, engineering, and construction. Combined, the Company is a fully integrated healthcare facilities company providing services from conceptual planning to long-term property ownership and management.
At present, the Cogdell Spencer Inc. portfolio consists of 62 consolidated wholly-owned properties and joint venture properties, three unconsolidated joint venture properties, and 51 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the company’s Web site at www.cogdellspencer.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; our ability to integrate the operations of Marshall Erdman & Associates, Inc. with our operations; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2007. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 30, 2008	December 31, 2007
Assets
Real estate properties:
Operating real estate properties	$526,937	$486,279
Less: Accumulated depreciation	(56,974)	(44,596)

Total operating real estate properties, net	469,963	441,683
Construction in progress	2,889	13,380

Total real estate properties, net	472,852	455,063
Cash and cash equivalents	5,088	3,555
Restricted cash	18,078	1,803
Tenant and accounts receivable, net	49,827	2,249
Goodwill and intangible assets, net	313,151	31,589
Other assets	30,558	11,978

Total assets	$889,554	$506,237

Liabilities and stockholders’ equity
Mortgage notes payable	$242,033	$237,504
Revolving credit facility	114,000	79,200
Term loan	100,000	—
Accounts payable	29,028	5,817
Billings in excess of costs and estimated earnings on uncompleted contracts	32,796	—
Deferred income taxes	40,107	217
Payable to MEA shareholders	24,003	—
Other liabilities	40,359	21,243

Total liabilities	622,326	343,981
Minority interests	96,074	47,221
Stockholders’ equity	171,154	115,035

Total liabilities and stockholders’ equity	$889,554	$506,237

Cogdell Spencer Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008 (1)	June 30, 2007 (1)
Revenues:
Rental revenue	$19,300	$14,624	$37,991	$28,945
Design-Build contract revenue and other sales	78,021	—	101,956	—
Property management and other fees	835	826	1,672	1,770
Development management and other income	110	21	129	251

Total revenues	98,266	15,471	141,748	30,966

Expenses:
Property operating and management	7,841	6,065	15,040	11,969
Costs related to design-build revenue and other sales	66,286	—	87,330	—
Selling, general, and administrative	8,488	1,657	12,789	3,764
Depreciation and amortization	12,380	6,749	21,404	13,391

Total expenses	94,995	14,471	136,563	29,124

Income from operations before other income (expense)	3,271	1,000	5,185	1,842

Other income (expense):
Interest and other income, net	218	179	473	580
Interest expense	(6,857)	(3,188)	(11,952)	(7,223)
Equity in earnings (loss) of unconsolidated partnerships	5	4	7	(5)

Total other income (expense)	(6,634)	(3,005)	(11,472)	(6,648)

Loss from operations before income tax expense (benefit)	(3,363)	(2,005)	(6,287)	(4,806)

Income tax expense (benefit)	(383)	26	(740)	170

Loss from operations	(2,980)	(2,031)	(5,547)	(4,976)

Minority interests in real estate partnerships	48	(22)	62	(39)
Minority interests in operating partnership	1,089	562	1,841	1,611

Net loss	$(1,843)	$(1,491)	$(3,644)	$(3,404)

Net loss per share — basic and diluted	$(0.12)	$(0.12)	$(0.24)	$(0.34)

Weighted average common shares — basic and diluted (2)	15,393	11,931	14,879	10,153

(1)	The six months ended June 30, 2008, include four months of activity related to the Marshall Erdman & Associates subsidiary.

(2)	10 and 18 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended June 30, 2008 and 2007, respectively. 11 and 19 shares of unvested restricted common stock are anti-dilutive due to the net loss for the six months ended June, 2008 and 2007, respectively.

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Unallocated
Three months ended June 30, 2008:	Operations	Development	and Other	Total
Revenues:
Rental revenue	$19,300	$—	$—	$19,300
Design-Build contract revenue and other sales	—	78,021	—	78,021
Property management and other fees	835	—	—	835
Development management and other income	—	110	—	110

Total revenues	20,135	78,131	—	98,266

Operating expenses:
Property operating and management	7,841	—	—	7,841
Costs related to design-build revenue and other sales	—	66,286	—	66,286
Selling, general, and administrative	—	5,800	—	5,800

Total operating expenses	7,841	72,086	—	79,927

	12,294	6,045	—	18,339

Other income (expense)	151	46	21	218
Corporate general and administrative expenses	—	—	(2,688)	(2,688)
Interest expense	—	—	(6,857)	(6,857)
Provision for income taxes applicable to funds from operations modified	—	—	(1,248)	(1,248)
Depreciation and amortization	—	(306)	(66)	(372)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	8	—	—	8
Minority interests in real estate partnerships, before real estate related depreciation and amortization	(74)	—	—	(74)

Funds from operations modified (“FFOM”)	12,379	5,785	(10,838)	7,326

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(4,140)	1,631	(2,551)

Funds from operations (“FFO”)	12,337	1,645	(9,207)	4,775

Real estate related depreciation and amortization	(7,707)	—	—	(7,707)
Minority interests in operating partnership	—	—	1,089	1,089

Net income (loss)	$4,630	$1,645	$(8,118)	$(1,843)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Unallocated
Six months ended June 30, 2008:	Operations	Development	and Other	Total
Revenues:
Rental revenue	$37,991	$—	$—	$37,991
Design-Build contract revenue and other sales	—	101,956	—	101,956
Property management and other fees	1,672	—	—	1,672
Development management and other income	—	129	—	129

Total revenues	39,663	102,085	—	141,748

Operating expenses:
Property operating and management	15,040	—	—	15,040
Costs related to design-build revenue and other sales	—	87,330	—	87,330
Selling, general, and administrative	—	7,681	—	7,681

Total operating expenses	15,040	95,011	—	110,051

	24,623	7,074	—	31,697

Other income (expense)	319	85	69	473
Corporate general and administrative expenses	—	—	(5,108)	(5,108)
Interest expense	—	—	(11,952)	(11,952)
Provision for income taxes applicable to funds from operations modified	—	—	(1,312)	(1,312)
Depreciation and amortization	—	(421)	(112)	(533)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	13	—	—	13
Minority interests in real estate partnerships, before real estate related depreciation and amortization	(152)	—	—	(152)

Funds from operations modified (“FFOM”)	24,803	6,738	(18,415)	13,126

Amortization of intangibles related to purchase accounting, net of income tax benefit	(84)	(5,172)	2,052	(3,204)

Funds from operations (“FFO”)	24,719	1,566	(16,363)	9,922

Real estate related depreciation and amortization	(15,407)	—	—	(15,407)
Minority interests in operating partnership	—	—	1,841	1,841

Net income (loss)	$9,312	$1,566	$(14,522)	$(3,644)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net loss	$(1,843)	$(1,491)	$(3,644)	$(3,404)
Plus minority interests in operating partnership	(1,089)	(562)	(1,841)	(1,611)
Plus real estate related depreciation and amortization (2)	7,707	6,658	15,407	13,212

Funds from Operations (FFO) (1)	4,775	4,605	9,922	8,197
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	2,551	26	3,204	52

Funds from Operations Modified (FFOM) (1)	$7,326	$4,631	$13,126	$8,249

FFO per share and unit — basic and diluted	$0.20	$0.28	$0.45	$0.56
FFOM per share and unit — basic and diluted	$0.30	$0.28	$0.59	$0.56

Weighted average shares and units outstanding — basic	24,348	16,437	22,160	14,697
Weighted average shares and units outstanding — diluted	24,486	16,455	22,234	14,717

(1)	FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $7,388 and $6,640 and the Company’s share of joint venture real estate depreciation and amortization of $319 and $18 for the three months ended June 30, 2008 and 2007, respectively. Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $14,827 and $13,174 and the Company’s share of joint venture real estate depreciation and amortization of $580 and $38 for the six months ended June 30, 2008 and 2007, respectively.

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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